EXHIBIT 5

MONY Life Insurance Company	Application for Flexible Payment
Variable Annuity Form No. 15749(10/2001)

1. ANNUITANT [_] Mr. [_] Mrs. [_] Ms. [_] Dr. [_] Rev. [_] Other __________ Sex: [_] M [_] F

Full Name: _____________________________________ Date of Birth: ________________ Age: ________ Soc. Sec. No.: ________________________

__________________________________________________________________________________________________________________________
Mailing Address                                                                             City                                 State                              Zip                              County

The Annuitant will be the Owner unless Section 3a. is completed

2. SECONDARY ANNUITANT         For non-qualified contracts only:

Subject to contract provisions.

Full Name: _____________________________________ Date of Birth: ________________ Age: ________ Soc. Sec. No.: ________________________

(If a Secondary Annuitant is designated, also complete section #3b below.)

3a. OWNER

If Trustee(s):
Complete only if the Annuitant is not the Owner
Plan Name: ____________________________
Full Name: ________________________	Plan Date: _____________________________
Soc. Sec. No.: ______________________	Tax I.D. No.: ____________________________

__________________________________________________________________________________________________________________________
Mailing Address                                                                             City                                 State                              Zip                              County

(If an individual is designated as Owner, also complete section #3b below; if a Trustee is designated, do not complete section #3b.)

3b. SUCCESSOR OWNER
[_] The Owner’s Spouse [_] The Owner’s Executors or Administrators [_] Other (Use “Remarks” section.)
Under section 72(s) of the Internal Revenue Code, surrender of the contract is required if the Owner dies before the Annuity Starting Date and the Owner’s spouse at that time does not then become Owner.

4. BENEFICIARY      Joint beneficiaries will receive equally or the survivor unless otherwise specified.

Subject to contract provisions.

if living:
Beneficiary: _________________________	________________________________	if not:
Full Name	Relationship to Annuitant
Successor		if living:
Beneficiary: _________________________	________________________________	if not:
Full Name	Relationship to Annuitant

The Executors or Administrators of  [_]  The Annuitant    or   [_] Other (Use “Remarks” section.)

OR  [_]   Trustee(s) under plan specified in section #3a.

5. ANNUITY STARTING DATE ____________________ years from Contract Date

6. PAYMENTS      Complete as applicable:

Amount paid with application: $ __________________
If automatic payment plan: [_] Bank Draft [_] Government Allotment [_] Payroll Deduction

Amount: $ ________________	Frequency: _______________
Plan No.: __________________Contract Date: ____________
(Payroll Deduction only)

7. ALLOCATION OF PURCHASE PAYMENTS

Allocation to the GIA and any subaccount must be at least 5%; allocations must be in whole percentages; and they must total 100%. If the allocation is done incorrectly or incompletely all net purchase payments will be transferred to the Money Market Subaccount, pending further instructions from the Owner. (Until the company receives satisfactory evidence that the “Right to Return Contract” period has expired, net purchase payments allocated to the Sub-Accounts of the Variable Account will be held in the company’s General Account with interest.)

		Enterprise Global Socially Responsive	_____%
Guaranteed Interest Account		Enterprise Managed	_____%
3 Year __________%		Enterprise Multi-Cap Growth	_____%
5 Year __________%		Enterprise Small Company Growth	_____%
7 Year __________%		Enterprise Small Company Value	_____%
10 Year __________%		Enterprise Total Return	_____%
Sub-Accounts of the Variable Account		INVESCO Variable Investment Funds, Inc
The Alger American Fund		INVESCO VIF - Financial Services	_____%
Alger American Balanced	_____%	INVESCO VIF - Health Sciences	_____%
Alger American MidCap Growth	_____%	INVESCO VIF – Telecommunications	_____%
Enterprise Accumulation Trust		Janus Aspen Series
Enterprise Equity Income	_____%	Janus Aspen Series Capital Appreciation-I.S*	_____%
Enterprise Growth	_____%	Janus Aspen Series Flexible Income-I.S*	_____%
Enterprise Growth and Income	_____%	Janus Aspen Series International Growth-I.S*	_____%

98-405 (Rev 10/01)

7. ALLOCATION OF PURCHASE PAYMENTS Continued

Lord Abbett Series Fund		PBHG Insurance Series Fund
Lord Abbett Bond-Debenture	_____%	PBHG Mid-Cap Value	_____%
Lord Abbett Growth and Income	_____%	PBHG Select Value	_____%
Lord Abbett Mid-Cap Value	_____%	PIMCO Variable Insurance Trust
MFS® Variable Insurance TrustSM		PIMCO Global Bond	_____%
MFS Mid Cap Growth	_____%	PIMCO Real Return Bond	_____%
MFS New Discovery	_____%	PIMCO StocksPLUS Growth and Income	_____%
MFS Total Return	_____%	The Universal Institutional Funds, Inc
MFS Utilities	_____%	Morgan Stanley Universal Institutional Funds Emerging Markets Equity		_____%
MONY Series Fund, Inc		Morgan Stanley Universal Institutional Funds Global Value Equity		_____%
MONY Government Securities	_____%	Morgan Stanley Universal Institutional Funds U.S. Real Estate		_____%
MONY Long Term Bond	_____%
MONY Money Market	_____%

* I.S. stands for Institutional Shares

8. QUALIFIED PLANS Complete as applicable:		9.	REPLACEMENT
Will the contract being applied for replace any existing
[_] IRA	[_] Pension/Profit Sharing		annuity or life insurance policy?
[_] Regular	[_] ______________________(other)		[_] Yes [_] No
[_] Rollover	Plan No.:________________________		(If “yes”, submit any required Replacement Forms.)
[_] SEP IRA	Plan Date: _______________________
[_] Roth IRA

10. BENEFIT OPTIONS	[_]	Option 1:	Base Contract
(Nursing Home
Waiver Rider	[_]	Option 2:	Base Contract plus:	-Guaranteed Minimum Death Benefit Rider
Included in all Options)				with Annual Recalculation
-Earnings Increase Death Benefit Rider
	[_]	Option 3:	Base Contract plus:	-Guaranteed Minimum Death Benefit Rider
with Annual Recalculation
Choice of Option must be indicated				-Guaranteed Minimum Death Benefit Rider
with 5% Annual Interest
See Prospectus for description of options and riders				-Earnings Increase Death Benefit Rider
-Guaranteed Minimum Income Benefit Rider

REMARKS

FOR HOME OFFICE USE ONLY	Any Home Office corrections and amendments made after the application was signed are shown either in this space or on a separate form requiring signed ratification.

98-405 (Rev 10/01)	Form No. 15749 (10/2001)

SIGNATURES

I agree that: (1) No one but an executive officer of the Company may: a) accept information not contained in the application, b) change any contract, or waive any of its provisions. (2) Any contract will take effect on its Contract Date provided any required purchase payment has been paid by that Date. (3) Acceptance of any contract issued will ratify any correction in or amendment to the application noted by the Company in The space headed “For Home Office Use Only.” A copy of the application attached to the contract will be sufficient notice of the change made. If the laws where the application is made so require, any change in amount, age at issue, contract plan or benefits must be ratified in writing. The applicant believes that a Flexible Payment Variable Annuity contract is consistent with the investment and annuity income objectives of the Annuitant (or the Owner, if other than the Annuitant). Under the penalty of perjury, the undersigned(s) certify that the information supplied with respect to the undersigned on the Taxpayer I.D. and Social Security numbers is true, correct and complete and the Internal Revenue Service has not notified me that I am subject to backup withholding due to payee underreporting. The Applicant acknowledges receipt of a current prospectus for the Company’s Variable Account A, MONY Series Fund, Inc., Enterprise Accumulation Trust, The Alger American Fund, INVESCO Variable Investment Funds, Inc., Lord Abbett Series Fund, MFS® Variable Insurance TrustSM, PBHG Insurance Series Fund, PIMCO Variable Insurance Trust, The Universal Institutional Funds, Inc. and Janus Aspen Series.
ALL ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHERE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. ALL ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHERE BASED ON FUND VALUE HELD IN THE GUARANTEED INTEREST ACCOUNT, ARE SUBJECT TO A PLUS OR MINUS MARKET VALUE ADJUSTMENT.

Dated at: ______________________ on: _____________Signature of Annuitant: _____________________________________
                          (City and State)
Signature of Owner: (if other than Annuitant)__________________________________________________________________
Signature of Applicant (if other than above): ___________________________________________________________________
     Based on the information provided to me, I certify that I have reasonable grounds for believing the purchase of the contract applied for is Suitable for the Annuitant, (or the Owner, if other than the Annuitant). I further certify that current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.
I hereby certify that to the best of my knowledge and belief, all questions contained in the application were asked of this proposed Annuitant and or applicant and the answers duly recorded and that the answers to the questions on the application are true.

Does this application involve replacement or change of existing life insurance or annuities? [_]Yes [_]No
(If “yes”, submit any required Replacement Forms.)

Signature of Registered Representative (Licensed Resident Agent) ___________________________________

98-403 (Rev 10/01)

The Following is Not Part of the Application

Telephone/Fax Authorization

[_]  Yes. By checking “yes,” I am authorizing MONY to act upon my telephone or fax instructions 1) to transfer contract/policy Values among the available Subaccounts of the Variable Annuity and between one or more of the available Subaccounts and the Fixed Account; 2) to change the allocation among Subaccounts for future payments. MONY will use reasonable procedures, including obtaining proper identification and recording telephone instructions, to confirm that these instructions are authorized and genuine. I understand that I am responsible for promptly reviewing all confirmation notices and agree to report any erroneous or unauthorized transaction within five days of my receipt of confirmation and that MONY, MLOA or MONY Securities will not be liable for any claim, liability, loss or cost or expense for acting in accordance with such instructions believed by them to be genuine, in accordance with the procedures set forth in the Disclosure Statement for theTelephone/Fax Authorization Privilege.

I authorize _______________________, the Registered Representative servicing the contract to communicate by telephone or fax to MONY on my behalf in accordance with my instructions which I could give myself under the terms of this Authorization.

Signature of Owner_____________________________________________________________________Date ____________
Signature of Registered Representative______________________________________________________Date_____________

Licensed Registered Representative Entitled to Commission (Print)
Name (Print Initial, Last Name)	Code	Suffix	Cont. Type	Comm. Split	Agency Code
1.
2.
3.

Form No. 15749 (10/2001)